TRUST AGREEMENT


     This Trust Fund Agreement is made by and between Cintas

Corporation, having its principal place of business in

Cincinnati, Ohio (the "Employer"), and SCUDDER TRUST COMPANY,

having its principal place of business in Salem, New Hampshire,

(the "Trustee").

     WHEREAS, the Employer has established a retirement plan, the

Cintas Partners' Plan (the "Plan") for its employees pursuant to

Internal Revenue Code, (the "Code"),  Section 401(a);

     WHEREAS, Scudder Trust Company has accepted its appointment as Trustee for this Plan;

     WHEREAS, a Plan Administrator has been appointed to

administer the Plan (the "Plan Administrator");  and

     WHEREAS, under the Plan, funds to be invested in the Trust will be contributed to the Trustee, which funds will constitute a

Trust Fund to be held for the exclusive benefit of the

participants in the Plan or their beneficiaries, including

payment of certain expenses.

     NOW, THEREFORE, in consideration of these premises and of

the mutual covenants contained in this document, the Employer agrees as follows:

1.   Trust Fund.

     The Trustee shall open and maintain a Trust Fund for the

Plan.  The assets of the Trust Fund may be segregated into

individual accounts or pooled as specified by the Employer

pursuant to the

Plan.  In no event may any segregation of assets require their physical separation.

     All contributions to the Trust Fund, any assets into which such contributions shall be invested or reinvested, any transfers to the Trust Fund, and any earnings on the assets into which contributions or transfers are reinvested, shall be referred to in this Trust Fund Agreement as the "Trust Fund."

     The assets of the Trust Fund shall be held for the exclusive benefit of employees or former employees of the Employer, or their beneficiaries, or for the payment of expenses of

administering the Plan.

     Any assets in the Trust Fund may be registered in the name of the Trustee or any suitable nominee designated by the Trustee.

     The Trust Fund shall be administered separately from any

other plan of the Employer and any other Trust of the Plan and shall not include any assets of any other plan of the Employer unless those assets are transferred pursuant to the Plan from another plan by an employee of the Employer.

2.   Investment of the Trust Fund.

     (a)  The Trust Fund shall be solely invested and reinvested pursuant to the Plan and the Trustee shall have no

          investment discretion regarding any assets of the Plan.

          In no case without the consent of the Trustee, which

          consent shall not be unreasonably withheld, will the

          Trust Fund be invested in assets other than investment companies managed by Scudder, Stevens & Clark, Inc.,

          the Scudder Managed GIC Trust, the Scudder Managed

          Retirement Trust, the Scudder Stock Index Fund, or

          Employer Stock.

     (b)  The Trustee shall have full power and authority to

          invest and reinvest in any property specified in the

          instructions communicated by the Plan Administrator to

          the Trustee.  The Plan Administrator and the Trustee

          may also adopt procedures permitting Participants to

          convey their investment instructions directly to the

          Trustee.

     (c)  The Trustee may invest in one or more collective

          investment trusts (including, without limitation, any

          such trusts administered by the Trustee or any

          affiliate of the Trustee) organized for the collective

          investment of assets of employee pension or profit

          sharing trusts, as long as each such collective

          investment trust constitutes a qualified trust under

          the applicable provisions of the Code, and while any

          portion of the Trust is so invested, such collective

          investment trusts shall constitute part of the Plan,

          and the instrument creating such trusts shall

          constitute part of this Trust Fund Agreement.

     (d)  The Trustee may rely conclusively on any investment

          instructions communicated to the Trustee by the Plan

          Administrator (or any other party authorized to make

          investment decisions under the Plan) and shall have no responsibility to see that the investment instructions comply with the terms of the Plan.  However, if the

          Trustee receives any instructions from the Plan

          Administrator or any other party with investment

          discretion that appear to the Trustee in its sole

          discretion to be incomplete or unclear, the Trustee

          shall not be required to act on such instructions and

          may hold uninvested any assets of the Plan without

          liability until suitable instructions are received.

     (e)  If the investment instructions are incomplete or

          unclear, the Trustee must notify the Plan Administrator

          within three business days.

     (f)  In the absence of proper investment direction, the

          Trustee shall not be liable for interest or market loss

          on any cash balances maintained in the Trust Fund.

3.   Contributions.

     (a)  All contributions to the Trust Fund shall be in cash

          unless the Trustee agrees otherwise.  In such a case,

          the Trustee shall be under no duty to accept

          contributions in any other form unless pursuant to

          prior and specific written consent by the Trustee.

     (b)  Whenever the Employer makes a contribution on behalf of a participant, the Plan Administrator shall ascertain

          that the participant or other party with investment

          discretion has received a copy of the current

          prospectus
          relating to the shares of any outside Investment

          Company in which such contribution is to be invested,

          plus, where required by any state or federal law, the

          current prospectus relating to any other outside

          investment in which contributions may be invested.

     (c)  The Trustee shall not receive a contribution on behalf of a participant unless forwarded to the Trustee by the

          Plan Administrator.

     (d)  If contributions and investment instructions are to be sent by mechanical means, it shall be the

          responsibility of the Plan Administrator to determine

          in advance that such means are acceptable to the

          Trustee.  In the absence of such advance notice, any

          incompatible transmission shall be considered an

          incomplete or unclear instruction to the Trustee under

          Section 2(d) of this Agreement.

     (e)  The Trustee shall have no responsibility for

          determining that contributions submitted by the Plan

          Administrator comply with the terms of the Plan.

4.   Distributions.

     (a)  The Trustee shall make, or cause to be made,

          distributions from the Trust Fund as the Plan

          Administrator authorizes in writing, or any other means

          acceptable to the Trustee.  Such authorization shall be

          deemed to be a representation from the Plan

          Administrator that:

          (i)  the distribution is for the exclusive benefit of

               the Participants or former Participants of the

               Plan or their beneficiaries;

          (ii) the distribution is made pursuant to the terms of

               the Plan and that the participant has received any

               notices or other necessary document(s) pursuant to

               the requirements of the Plan or any applicable

               law; or

          (iii)     the distribution is for the payment of

                    reasonable and necessary expenses of

                    administering the Plan.

     (b)  At the Trustee's option, the Trustee may make

          distributions from the Trust Fund to the Plan

          Administrator, or another party, who acts as payor for

          the Plan.

     (c)  The Plan Administrator shall maintain the files of

          beneficiary designations, unless the Trustee agrees to

          maintain such files.

     (d)  The Trustee shall not be liable for determining the

          propriety of any distribution made upon an order of the

          Plan Administrator which complies with subsection (a)

          of this section.

5.   The Plan Administrator.

     (a)  The Employer shall be the Plan Administrator, unless

          the Employer designates another person or persons.

     (b)  The Plan shall be administered by the Plan

          Administrator as provided for in the Plan, and the

          Trustee shall have no duties with respect to the

          administration of the Plan.

     (c)  The Plan Administrator shall furnish the Trustee with certificates naming the person or persons authorized to

          give instructions on behalf of the Plan Administrator,

          and provide specimens of their signatures.  All

          requests, directions, requisitions for money and

          instructions by the Plan Administrator to the Trustee

          shall be in writing (or any other means acceptable to

          the Trustee) and signed by such person or persons as

          the Plan Administrator may designate from time to time.

          Such orders may be standing requests, directions,

          requisitions, or instructions but they shall be

          contingent upon the Trustee's determination that they

          are administratively feasible.

     (d)  The Plan Administrator shall keep custody of

          beneficiary forms.

6.   The Employer.

     (a)  Any pertinent vote or resolution of the Board of

          Directors of the Employer shall be certified to the

          Trustee over the signature of the Secretary or an

          Assistant Secretary of the Employer and under the

          Employer's corporate seal.

     (b)  Notwithstanding anything to the contrary in this

          Document, if the Plan is properly terminated according

          to the original Plan's terms and conditions after the

          Employer receives a determination letter from the

          Director of the Internal Revenue Service stating that

          the Plan initially fails to qualify under Section

          401(a) of the Internal Revenue Code, the Employer

          reserves the right to direct the Trustee by an action

          of the Employer's Board of Directors to transfer the

          Trust Fund to the Employer, subject to claims against

          the Trust Fund for administrative expenses.  The

          Employer shall direct the Trustee to transfer to the

          employees the portion of the Trust Fund the Plan

          requires to be transferred to employees on account of

          their contributions.  The Trustee shall not be

          responsible for the Trust Fund after the distribution

          pursuant to the Employer's direction.  If such

          termination ceases to be possible, this section shall

          be of no further force or effect.

7.   The Trustee.

     (a)  The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and

          other transactions, and all books and records relating

          to these transactions shall be open at all reasonable

          times to
          inspection and audit by any person or persons the Plan

          Administrator or the Employer designates.

          (i)  The Trustee shall keep the accounts pooled or

               individually segregated, as the Plan Administrator

               may direct pursuant to the Plan.  The Trustee

               shall provide any report required under this

               Agreement on an account by account basis as the

               accounts have been established pursuant to the

               direction of the Plan Administrator.

          (ii) Unless the Trustee and Plan Administrator agree

               otherwise in writing, for purposes of calculating

               gain or loss and recording contributions, the

               Trustee shall provide account records on a

               periodic basis to the Plan Administrator or such

               person as the Plan Administrator may delegate in

               writing.

          (iii)     Participant loan records shall be maintained

                    and reported in a manner agreed upon in

                    writing by the Employer and the Trustee.  In

                    no event shall any participant loan notes be

                    held by the Trustee.

     (b)  The Trustee shall have no duty to take any action other than as specified in this Agreement, unless the Plan

          Administrator or, in the case of investment decisions, any other party authorized to make investment decisions, furnishes the Trustee with instructions in

          the proper form, and the instructions have been

          specifically agreed to by the Trustee.  In addition,

          the Trustee shall have no duty to defend or engage in

          any suit unless the Trustee has first agreed to do so

          in writing and has been fully indemnified to its

          satisfaction.

     (c)  The Trustee may conclusively rely upon and shall be

          protected in acting in good faith upon any written

          representation or order or other form of communication

          acceptable to the Trustee, from the Plan Administrator,

          or, in the case of investment decisions, any other

          party authorized to make investment decisions, or any

          other notice, request, consent, certificate or other

          instrument or paper which the Trustee believes to be

          genuine and properly executed, or any instrument or

          paper if the Trustee believes the signatures on the

          instrument or paper to be genuine.

     (d)  The Trustee shall have no investment responsibility.

     (e)  The Trustee shall have no responsibility to ensure that the Plan is, or continues to be a qualified plan, and

          the Employer agrees to indemnify the Trustee for any

          estate or income taxes which may be due if the plan is

          ever disqualified.

     (f)  The Trustee shall deliver, or cause to be executed and delivered, to the Plan Administrator or to such

          individual(s) designated by the Administrator all

          notices, prospectuses, financial statements, proxies

          and proxy soliciting materials received by the Trustee

          relating to securities held by the Trust.  If the

          materials are to be delivered to the Administrator, and

          the Administrator is not entitled to make investment

          decisions under the Plan, the Administrator shall

          deliver these to the individual(s) entitled to make

          investment decisions under the Plan.  The Trustee shall

          vote any securities held by the Trustee in accordance

          with the written instructions of the individual(s)

          entitled to make decisions under the Plan.  Such

          instructions shall be delivered to the Trustee by the

          Administrator, or such other person(s) designated by

          the Administrator.  If, however, the Trustee has not

          received instructions for voting the securities before

          two full business days prior to the meeting at which

          the securities are to be voted, the Trustee shall not

          vote the securities unless they are shares of an

          Investment Company sponsored by Scudder, Stevens &

          Clark, Inc. or its successor, in which case, the

          Trustee shall be entitled to vote the shares of such an

          Investment Company.  The Trustee shall vote either in

          person or by proxy, for or against each proposal, or abstain from voting on each proposal, in the same proportion as all other shares of the Investment

          Company vote or abstain from voting at the shareholder

          meeting.  However, the Trustee is not required to vote

          particular shares of such Investment Company if all of

          the shares of the Investment Company to which the

          Trustee has not received instructions are voted in the

          aggregate in the same proportion as all other shares of

          the Investment Company vote or abstain from voting.

          Notwithstanding the foregoing, in order for the Trustee

          to vote shares of an Investment Company without

          instructions from the person or persons entitled to

          make investment decisions, the Trustee must receive an

          opinion from its counsel that voting shares of an

          Investment Company without instructions and in the

          manner set forth above is not contrary to the

          provisions of the Employee Retirement Income Security

          Act and its rules and regulations.  The Trustee shall

          not be obligated to seek such counsel.

     (g)  The Trustee shall have no responsibility for preparing or filing any reports required under Section 13 of the

          Securities Act of 1934, or for preparing and filing any

          other documents in connection with employer securities.

     (h)  The Trustee may employ legal counsel (who may be

          counsel for the Employer), and shall be fully protected

          in acting
          or refraining from acting upon such counsel's advice in

          respect to any legal questions.

     (i)  The Trustee shall be entitled to be reimbursed for its reasonable expenses and shall be entitled to reasonable

          compensation for its services as provided for in the

          Schedule A attached to this Agreement.  All reasonable

          administrative expenses incurred by the Trustee in the

          performances of its duties, including fees for legal

          services provided to the Trustee, shall be paid by the

          Employer within a reasonable time as specified by the

          Trustee, or may be equitably apportioned among the

          accounts at the Employer's option.

     (j)  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation

          resulting from any merger, reorganization or

          consolidation to which such Trustee may be a party,

          shall be the successor of the Trustee, without the

          necessity of any appointment or other action, provided

          it does not resign and is not removed.

     (k)  The Trustee shall appoint a Custodian to hold in

          custody any stock of the Employer purchased pursuant to

          the provisions of the plan.

8.   Limitation of Trustee's Liability:  Indemnification.

     Nothing in this Trust Fund Agreement or the Plan of which it is a part shall relieve any person from liability for any responsibility under Part 4 of Title 1 of the Employee

     Retirement Income Security Act (ERISA).  Subject to ERISA,

     the Trustee shall have no liability under the Plan, except as may arise from its negligence or willful misconduct.  In any event, the Employer shall fully indemnify the Trustee

     and save it harmless from any liability except that

     resulting from the Trustee's negligence or willful

     misconduct.

9.   Resignation or Removal of Trustee.

     (a)  Any Trustee may resign at any time upon sixty (60)

          days' written notice to the Employer, and the Employer

          may remove any Trustee at any time upon sixty (60)

          days' written notice to the Trustee; provided, however,

          that the parties may waive such notice by written

          instrument.

     (b)  If any Trustee shall resign, be removed or for any

          other reason cease to be Trustee, the Employer shall

          appoint a successor Trustee or Trustees to whom the

          Trustee shall promptly deliver all of the assets of the

          Trust Fund less any unpaid fees or expenses.  If no

          such successor Trustee is appointed, the Trustee may

          deliver the assets of the Trust Fund less any unpaid

          fees or expenses to the Employer as successor Trustee.

     (c)  Subject to the provisions in a) and b) above, any

          resignation or removal of the Trustee or appointment of

          a new Trustee shall be by written instrument and shall

          become effective on the date specified in the

          instrument.

          Any successor Trustee shall have the same powers and

          duties as the succeeded Trustee, subject to any changes

          as the Employer may then determine.

     (d)  The appointment of any successor Trustee or Trustees

          shall immediately vest title to the assets of the Trust

          Fund in the successor Trustee or Trustees without any

          separate instrument or conveyance.  However, upon

          request of the successor Trustee or Trustees, the

          Employer and Trustee who ceases to act as Trustee shall

          execute and deliver any instruments of conveyance and

          any further assurances, and do anything else reasonably

          required to fully vest and confirm in the successor

          Trustee or Trustees all the rights, title and interest

          of the retiring Trustee in the Trust Fund.

10.  Amendment or Termination.

     (a)  Pursuant to the Plan, the Employer and the Trustee

          reserve the right to amend any or all of the provisions

          of this Agreement upon mutual agreement.  The Employer

          and Trustee may also amend any or all of the provisions

          of this Agreement at any time by written notice

          delivered to the other party, provided that no

          amendment which affects the rights, duties or

          responsibilities of the Trustee may be made without the

          Trustee's consent.  Such amendment shall be deemed

          accepted by the other party unless the other party

          objects in writing to the
          amendment within 30 days of receiving notice of such

          amendment.  No amendment shall authorize or permit any

          part of the corpus or income of the Trust Fund to be

          used for or diverted to purposes other than for the

          exclusive benefit of the plan participants, their

          beneficiaries, spouses and contingent annuitants,

          before all liabilities relating to these individuals

          have been satisfied.  Any amendment shall be effective

          upon delivery to and consent by the other party subject

          to the 30 day rule applicable to unilateral amendments

          above, unless a different effective date is

          specifically stated in the amendment.  Any amendment

          may be made retroactively.

          The Employer also reserves the right to terminate this

          Agreement at any time by written notice to the Trustee.

     (b)  Upon certification by the Employer that the Plan has

          been terminated and that the Trust Fund or part of the

          Trust Fund is to be distributed in accordance with the

          termination provisions of the Plan, the Trustee shall

          pay the distributions from the Trust Fund as the Plan

          Administrator directs.  The distributions will be made

          either directly to the persons entitled to receive them

          or to the Plan Administrator for distribution, provided

          the Plan Administrator certifies to the Trustee that

          all distributions are payable under the Plan to

          participants or their beneficiaries, or for

          administrative expenses of
          the Plan or for other payments in accordance with the

          Plan provisions.

11.  Taxes.

     (a)  The Trustee may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless

          the Plan Administrator advises the Trustee in writing

          that in the opinion of the Employer's counsel, such

          taxes are not lawfully assessed.  In the event that the

          Plan Administrator advises the Trustee of the disputed

          assessment, the Trustee, if the Plan Administrator

          requests and suitable provisions for the Trustee's

          indemnity have been made, shall contest the validity of

          such taxes in any manner deemed appropriate by the Plan

          Administrator or the Employer's counsel.  The word

          "taxes" in this section shall be deemed to include any

          interest or penalties that may be levied or imposed on

          any taxes assessed.

     (b)  Any taxes of any kind whatsoever, including transfer

          taxes incurred, levied, or assessed in connection with

          the investment or reinvestment of the assets of the

          Trust Fund, shall, if allocable to the accounts of

          specific participants, be charged to such accounts.  If

          not so allocable, they shall be equitably apportioned

          among all the participants' accounts.

12.  Enforcement of Provisions.

     To the extent permitted by applicable law, the Employer or the Plan Administrator shall have the exclusive right to

     enforce any and all provisions of this Agreement on behalf of all employees or former employees of the Employer, their beneficiaries, or other persons having or claiming to have an interest in the Trust Fund or under the Plan.  In any

     action or proceeding affecting the Trust Fund (or any

     property constituting a part of all thereof), the

     administration of the Trust Fund, or instructions to the

     Trustee under this Agreement, the Employer, the Plan

     Administrator and the Trustee shall be the only necessary

     parties.  They shall be exclusively entitled to any notice of process of any action or proceeding; however, any

     judgment that may be entered in such action or proceeding

     shall be binding and conclusive on all persons having or

     claiming to have any interest in the Trust Fund or under the

     Plan.

13.  Governing Law.

     To the extent state law is applicable, this instrument shall be governed by and interpreted under the laws of the State of New Hampshire.

14.  Acceptance.

     The Trustee accepts the Trust Fund.

15.  Signatures.

IN WITNESS WHEREOF, the Parties have caused this Trust Fund

Agreement, which shall be effective September 30, 1994, to be executed by their respective officers.


ATTEST:

CINTAS CORPORATION
Employer



     By:_______________________________________________

     Title:____________________________________________

     Date:_____________________________________________


ATTEST:

SCUDDER TRUST COMPANY



     By:_______________________________________________

     Title:____________________________________________

     Date:_____________________________________________

                            SCHEDULE A


                      Scudder Trust Company

                  Agreement for Trustee Services


Scudder Trust Company and the Employer designated below agree that Scudder Trust Company will act as Trustee under a separately executed Trust Document for the Trust of the Retirement Plan designated below, subject to the following fee arrangement:



     The annual Trustee fee for the Plan will be two basis points of the first $30 million of plan assets other than the Employer Stock, with a minimum of $3,000.00 and a maximum of $10,000, plus ten basis points of the plan assets invested in Employer Stock.

The Trustee Fee is an addition to the COMPASS fees. Fees for any additional services will be quoted upon request.

Name of Plan:                           Cintas Partner's Plan

Effective Date of Trust Agreement:      September 30, 1994

AGREED:

CINTAS CORPORATION                      SCUDDER TRUST COMPANY



By:__________________________      By:________________________

Title:_______________________      Title:_____________________

Date:________________________      Date:______________________

                         TRUST AGREEMENT



                             BETWEEN



                      SCUDDER TRUST COMPANY



                               AND



                        CINTAS CORPORATION

                        TABLE OF CONTENTS

                                                             Page

1.   Trust Fund.  . . . . . . . . . . . . . . . . . . . . . .   1

2.   Investment of the Trust Fund.  . . . . . . . . . . . . .   2

3.   Contributions. . . . . . . . . . . . . . . . . . . . . .   4

4.   Distributions. . . . . . . . . . . . . . . . . . . . . .   5

5.   The Plan Administrator.  . . . . . . . . . . . . . . . .   7

6.   The Employer.  . . . . . . . . . . . . . . . . . . . . .   7

8.   Limitation of Trustee's Liability:  Indemnification. . .  13

9.   Resignation or Removal of Trustee. . . . . . . . . . . .  14

10.  Amendment or Termination.  . . . . . . . . . . . . . . .  15

11.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  17

12.  Enforcement of Provisions. . . . . . . . . . . . . . . .  18

13.  Governing Law. . . . . . . . . . . . . . . . . . . . . .  18

14.  Acceptance.  . . . . . . . . . . . . . . . . . . . . . .  18

15.  Signatures.  . . . . . . . . . . . . . . . . . . . . . .  19



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